Exhibit 99.1

MORGANS HOTEL GROUP ANNOUNCES $50 MILLION
STOCK REPURCHASE PROGRAM

New York, NY — December 7, 2006 — Morgans Hotel Group Co. (Nasdaq: MHGC) (“MHG”) today announced that its Board of Directors has authorized the repurchase of up to $50 million worth of MHG common stock, or approximately 10% percent of its outstanding shares based on the current market price.

“We are pleased to announce the first stock repurchase program in the Company’s history,” said Ed Scheetz, President and Chief Executive Officer.  “Our balance sheet and existing capital resources, including capacity under our revolving credit facility and significant cash flow, give us the financial flexibility to implement a share buyback.  Today’s announcement reflects our Board of Directors’ confidence in Morgan Hotel Group’s strategy and the significant opportunity to enhance shareholder value by repurchasing some of our stock based on market conditions.”

Stock repurchases under this program will be made through the open market or in privately negotiated transactions from time to time.  The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity  requirements and priorities.  The stock repurchase program may be suspended or terminated at any time without prior notice, and will expire on December 7, 2007.

About Morgans Hotel Group

Morgans Hotel Group Co. (Nasdaq: MHGC) which is widely credited with establishing and developing the rapidly expanding boutique hotel sector, owns and operates Morgans, Royalton and Hudson in New York, Delano and The Shore Club in Miami, Mondrian in Los Angeles and Scottsdale, Clift in San Francisco, and Sanderson and St Martins Lane in London.  MHG has other property transactions in various stages of completion including projects in Miami Beach, Florida, and Las Vegas, Nevada, and continues to vigorously pursue its strategy of developing unique properties at various price points in international gateway cities in the United States, Europe, South America, Asia and around the world.  For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements

Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; the completion of transactions, including the Hard Rock Hotel & Casino acquisition, the joint venture with DLJ Merchant Banking Partners, and the obtaining of all required financing in connection with such transactions, and the integration of properties with our existing business; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in Morgans Hotel Group Co.’s Annual Report on Form 10-K and other documents filed by the Company with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Contacts
Judy Wilkinson / Eric Brielmann
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449